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                                                                EXHIBIT NO. 3.19

                            CERTIFICATE OF FORMATION
                                       OF
                            TRANSPORTATION.COM, LLC

          The undersigned, for the purpose of forming a limited liability company pursuant to Section 18-201 of the Limited Liability Company Act of the State of Delaware ("LLCA") and in accordance with Section 18-206 of the LLCA, does hereby certify the following:

          FIRST: The name of the limited liability company is:
Transportation.com, LLC.

          SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, Newcastle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Transportation.com, LLC this 26th day of April, 2000.


                                             /s/ MEGAN E. GULA
                                             -----------------------------------
                                             Name: Megan E. Gula
                                             Title: Authorized Person

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                            CERTIFICATE OF AMENDMENT

1.   The name of the limited liability company is Transportation.com, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          Article First of the Certificate of Formation of Transportation.com, LLC should be changed to read as follows:

     "The name of the limited liability company is: Meridian IQ, LLC."

3.   The Certificate of Amendment shall be effective as of the filing date.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Transportation.com, LLC this 17th day of December, 2001.


                                             /s/ WILLIAM F. MARTIN, JR.
                                             -----------------------------------
                                             William F. Martin, Jr.
                                             Secretary

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